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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1996, relating to the financial statements of Crown Pacific Partners, L.P., our report dated February 27, 1996 relating to the December 31, 1995 balance sheet of Crown Pacific, Ltd., and our report dated May 30, 1996 relating to the December 31, 1995 balance sheet of Crown Pacific Management Limited Partnership all of which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/  Price Waterhouse LLP



PRICE WATERHOUSE LLP
Portland, Oregon
July 10, 1996